UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2006 (March 20, 2006)

ICT GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20807	23-2458937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

(Address of principal executive offices)

(267) 685-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2006, the Compensation Committee (“Compensation Committee”) of the Board of Directors of ICT Group approved target awards under the Company’s Long Term Incentive Plan (“LTIP”) for the Performance Period beginning January 1, 2006 and ending December 31, 2008 (the “2006 Plan”). The LTIP was approved by the Committee at its February 21, 2006 meeting and is being submitted to the shareholders for approval at the 2006 annual meeting. Awards under the 2006 Plan to named executive officers were made subject to receiving shareholder approval. The LTIP will replace the Company’s Annual Incentive Plan. A copy of the LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Awards under the 2006 Plan are based upon achieving targeted earnings before tax (EBT) established for each year of the three – year plan. The Committee approved threshold, target and stretch levels of EBT for 2006, 2007 and 2008 and approved the following target awards, stated as a percentage of base salary of the participant at January 1, 2006, for achievement of those EBT levels:

	CEO	ALL OTHER PARTICIPANTS
2006 Threshold	33.33%	16.67%
2006 Target	66.67%	33.33%
2006 Stretch	100.00%	50.00%
2007 and 2008 Threshold	41.67%	20.83%
2007 and 2008 Target	83.33%	41.66%
2007 and 2006 Stretch	125.00%	62.50%

Awards will be determined as soon as practicable following the final determination of the EBT for the period. The award for achievement of 2006 EBT shall be paid half in cash and half in restricted stock units (RSUs) in accordance with the LTIP. The cash portion shall vest 100% on the date of the award and the equity portion shall vest 50% on the first anniversary of the award date and 50% on the second anniversary of the award date. The award for achievement of 2007 EBT shall be paid half in cash and half in RSUs in accordance with the LTIP with both portions vesting 50% on the award date and 50% on the first anniversary of the award date. The award for achievement of 2008 EBT shall be paid entirely in RSUs in accordance with the LTIP which shall vest 100% on the date of the award.

On March 9, 2006, the Board of Directors of ICT Group approved a ten (10) year extension of the Company’s 1996 Equity Compensation Plan and authorized the Chief Executive Officer to make changes to that plan to conform to current best practices and laws and regulations. The amended and extended Equity Compensation Plan (the “2006 Equity Compensation Plan”) will be submitted to the shareholders for approval at the 2006 annual meeting. Any equity awards under the LTIP, including any RSUs issued pursuant to the 2006 Plan, will be issued under the 2006 Equity Compensation Plan.

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On March 9, 2006, the Board of Directors of ICT Group approved a ten (10) year extension of the Company’s 1996 Non-Employee Directors Plan, directed that the plan be amended to permit the grant of restricted stock and restricted stock units, and authorized the Chief Executive Officer to make changes to the plan to conform to current best practices and laws and regulations. The amended and extended Non-Employee Directors Plan (the “2006 Non-Employee Directors Plan”) will be submitted to the shareholders for approval at the 2006 annual meeting. The Board of Directors also determined that under the 2006 Non-Employee Directors Plan, non-employee directors would receive 7,500 restricted stock units upon first becoming a member of the Board and 2,500 restricted stock units annually thereafter, vesting in all cases in two equal installments on the first and second anniversaries of the grant. The first grants under the 2006 Non-Employee Directors Plan would occur at the 2006 annual meeting subject to shareholder approval of the plan.

Item 8.01. Other Events

KPMG LLP has issued a consent to the reference to KPMG LLP under the heading “Experts” in the Prospectus Supplement, dated March 22, 2006, filed with respect to the registration statement on Form S-3 (No. 333-87912) of the Registrant. A copy of this consent is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
10.1+	Long Term Incentive Plan

99.1	Consent of KPMG LLP

+	Compensatory Plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: March 22, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1+	Long Term Incentive Plan.

99.1	Consent of KPMG LLP

+	Compensatory Plan or arrangement